NOTE

$50,000,000	July 3, 2008

FOR VALUE RECEIVED, ENERJEX RESOURCES, INC., ENERJEX KANSAS, INC. and DD ENERGY, INC. (collectively, “Borrowers”), jointly and severally, hereby promise to pay to the order of TEXAS CAPITAL BANK, N.A., or its registered assigns (“Bank”), in accordance with the provisions of the Agreement (as hereinafter defined) the principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000) or so much thereof as may be outstanding from time to time, pursuant to the terms and conditions of that certain Credit Agreement, dated as of even date herewith (as the same may be amended, restated, extended, or supplemented from time to time, the “Agreement”), among Borrowers, Texas Capital Bank, N.A., as Administrative Agent and the Banks party thereto from time to time. Capitalized terms used but not defined in this Note have the meanings given them in the Agreement.

Borrowers promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Bank in Dollars in immediately available funds at Bank’s Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set out in the Agreement.

This Note is the “Note” referred to in the Agreement and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by Bank shall be evidenced by one or more Loan accounts or records maintained by Bank in the ordinary course of business. Bank may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrowers, for themselves, and their respective successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

[Signatures follow]

1364932v1

ENERJEX RESOURCES, INC.

By: /s/ Steve Cochennet
Steve Cochennet
Chief Executive Officer

ENERJEX KANSAS, INC.

By: /s/ Steve Cochennet
Steve Cochennet
Chief Executive Officer

DD ENERGY, INC.

By: /s/ Steve Cochennet
Steve Cochennet
Chief Executive Officer

Signature Page to Note